Exhibit 99.1

WebMediaBrands Inc. Reports Results
For Its Third Quarter Ended September 30, 2011;
Revenues Increase 55%

(New York, NY – November 2, 2011) -- WebMediaBrands Inc. (Nasdaq: WEBM) today reported results for the quarter ended September 30, 2011.

Highlights for the third quarter of 2011 include:

•
Revenues for the third quarter of 2011 were $3.0 million compared to revenues of $1.9 million for the same period in 2010, an increase of 55%, and included $556,000 from Inside Network, which we acquired in May 2011.  Revenues from advertising and education, excluding the impact of the Inside Network acquisition, were up 115% and 16%, respectively, compared to the same period last year.  Inside Network’s market research and data services business, which includes AppData, contributed $371,000 in revenues during the third quarter of 2011.

•
Net loss for the third quarter of 2011 was $490,000 compared to net loss of $1.7 million for the same period last year.  Net loss, excluding interest, taxes, depreciation, amortization and stock-based compensation was $339,000, compared to $1.3 million for the same period last year.  We track this metric and present it here because we believe it helps in the analysis of the performance of our core operations. Stock-based compensation expense was $174,000 during the third quarter of 2011 compared to $41,000 during the third quarter of 2010.

“Our third quarter demonstrated continued progress toward profitability with significant year-over-year revenue growth,” stated Alan M. Meckler, Chairman and CEO of WebMediaBrands, Inc. “Integration of Inside Network has been smooth and revenues from Inside Network’s research business have continued to grow.  We anticipate continued growth this year and into 2012 led by our in-depth strength in covering social media and the Semantic Web,” added Meckler.

WebMediaBrands Inc. 3rd Quarter 2011 Financial Results Conference Call Alert

WebMediaBrands Inc. invites you to participate in its conference call reviewing 2011 third quarter results on Wednesday, November 2, 2011 at 5:00 pm EDT.

The conference call number is 877-419-6600 for domestic participants and 719-325-4731 for international participants; confirmation code “4150778”.  Please call five minutes in advance to ensure that you are connected prior to the presentation. The conference call replay will be available until Monday, November 7, 2011. Replay call numbers are 888-203-1112 for domestic participants and 719-457-0820 for international participants; confirmation code “4150778”.

WebMediaBrands Inc.
Unaudited Consolidated Condensed Statements of Operations
For the Three and Nine Months Ended September 30, 2011 and 2010
(in thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2011	2010	2011	2010
Revenues	$3,008	$1,943	$9,054	$6,300
Cost of revenues	1,686	1,307	5,257	4,005
Advertising, promotion and selling	472	399	1,537	1,423
General and administrative	1,359	1,277	4,080	4,290
Depreciation	77	104	242	350
Amortization	160	102	371	134
Impairment	—	319	—	319
Contingent acquisition consideration	—	—	329	—
Total operating expenses	3,754	3,508	11,816	10,521
Operating loss from continuing operations	(746)	(1,565)	(2,762)	(4,221)
Other income (loss), net	(4)	25	(7)	64
Interest income	1	14	41	227
Interest expense	(178)	(194)	(535)	(627)
Loss from continuing operations before income taxes	(927)	(1,720)	(3,263)	(4,557)
Provision (benefit) for income taxes	(437)	—	(417)	20
Loss from continuing operations	(490)	(1,720)	(2,846)	(4,577)
Gain (loss) on sale of discontinued operations	—	7	—	(22)
Net loss	$(490)	$(1,713)	$(2,846)	$(4,599)
Loss per share:
Basic
Loss from continuing operations	$(0.01)	$(0.05)	$(0.07)	$(0.12)
Loss from discontinued operations	—	—	—	—
Net loss	$(0.01)	$(0.05)	$(0.07)	$(0.12)

Diluted
Loss from continuing operations	$(0.01)	$(0.05)	$(0.07)	$(0.12)
Loss from discontinued operations	—	—	—	—
Net loss	$(0.01)	$(0.05)	$(0.07)	$(0.12)

Shares used in computing loss per share:
Basic	42,580	37,650	40,357	37,444
Diluted	42,580	37,650	40,357	37,444

WebMediaBrands Inc.
Consolidated Condensed Balance Sheets
September 30, 2011 and December 31, 2010
(in thousands, except share and per share amounts)

	September 30, 2011 (Unaudited)	December, 31 2010
ASSETS
Current assets:
Cash and cash equivalents	$1,880	$12,970
Accounts receivable, net of allowances of $11 and $10, respectively	677	581
Prepaid expenses and other current assets	543	912
Total current assets	3,100	14,463

Property and equipment, net of accumulated depreciation of $1,332 and $1,556, respectively	536	728
Intangible assets, net of accumulated amortization of $579 and $209, respectively	2,728	1,535
Goodwill	23,670	10,261
Investments and other assets	1,126	1,005
Total assets	$31,160	$27,992

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$570	$1,210
Accrued payroll and related expenses	337	424
Accrued expenses and other current liabilities	658	1,447
Deferred revenues	1,359	817
Total current liabilities	2,924	3,898

Loan from related party	5,897	5,947
Deferred revenues	24	19
Deferred income taxes	432	410
Other long-term liabilities	59	57
Total liabilities	9,336	10,331

Commitments and contingencies

Stockholders’ equity:
Preferred stock, $.01 par value, 4,000,000 shares authorized, no shares issued	—	—
Common stock, $.01 par value, 75,000,000 shares authorized, 42,652,560 and 37,986,851 shares issued and 42,587,560 and 37,921,851 shares outstanding at September 30, 2011 and December 31, 2010, respectively	427	380
Additional paid-in capital	288,049	281,087
Accumulated deficit	(266,546)	(263,700)
Treasury stock, 65,000 shares at cost	(106)	(106)
Total stockholders’ equity	21,824	17,661
Total liabilities and stockholders’ equity	$31,160	$27,992

WebMediaBrands Inc.
Unaudited Consolidated Condensed Statements of Cash Flows
For the Nine Months Ended September 30, 2011 and 2010
(in thousands)

	Nine Months Ended September 30,
	2011	2010
Cash flows from operating activities:
Net loss	$(2,846)	$(4,599)
Less: Loss on sale of discontinued operations	—	22
Loss from continuing operations	(2,846)	(4,577)
Adjustments to reconcile net loss to net cash used in operating activities:
Impairment	—	319
Depreciation and amortization	613	484
Stock-based compensation	372	118
Other, net	(3)	10
Amortization of debt issuance costs	22	53
Deferred income taxes	(422)	3
Provision for losses on accounts receivable	15	—
Changes in assets and liabilities (net of businesses acquired):
Accounts receivable, net	(53)	34
Prepaid expenses and other assets	434	11
Income taxes receivable	—	1,936
Accounts payable, accrued expenses and other liabilities	(566)	(1,130)
Deferred revenues	309	336
Discontinued operations	—	(22)
Net cash used in operating activities	(2,125)	(2,425)
Cash flows from investing activities:
Purchases of property and equipment	(39)	(66)
Acquisitions of assets and other	(9,020)	(1,200)
Net cash used in investing activities	(9,059)	(1,266)
Cash flows from financing activities:
Debt issuance costs	—	(9)
Repayment of borrowings from related party	(50)	(200)
Proceeds from exercise of stock options	144	213
Net cash provided by financing activities	94	4
Effects of exchange rates on cash	—	(15)
Net decrease in cash and cash equivalents	(11,090)	(3,702)
Cash and cash equivalents, beginning of period	12,970	15,012
Cash and cash equivalents, end of period	$1,880	$11,310

About WebMediaBrands Inc.

WebMediaBrands Inc. (Nasdaq: WEBM) (http://www.webmediabrands.com), headquartered in New York, NY, is a leading Internet media company that provides content, education, and career services to media and creative professionals through a portfolio of vertical online properties, communities, and trade shows. The Company’s online business includes: (i) mediabistro.com, a leading blog network providing content, education, community, and career resources (including the industry's leading online job board) about major media industry verticals including new media, social media, Facebook, TV news, sports media news, advertising, public relations, publishing, design, mobile, and the Semantic Web; (ii) InsideNetwork.com, a leading network of online properties dedicated to providing original market research, data services, news, events, and job listings on the Facebook platform, social gaming, and mobile applications ecosystems; and (iii) AllCreativeWorld.com, a leading network of online properties providing content, education, community, career, and other resources for creative and design professionals. The Company’s online business also includes community, membership and e-commerce offerings including a freelance listing service, a marketplace for designing and purchasing logos and premium membership services. The Company’s trade show and educational offerings include conferences, online and in-person courses, and video subscription libraries on topics covered by the Company’s online business.

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release that are not historical facts are "forward-looking statements" under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. The potential risks and uncertainties address a variety of subjects including, for example: risks associated with acquisitions, including integration of operations; general economic conditions; the competitive environment in which WebMediaBrands competes; and the unpredictability of WebMediaBrands’s future profitability, revenues, expenses, cash flows and stock price.  For a more detailed discussion of such risks and uncertainties, refer to WebMediaBrands’s reports filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. The forward-looking statements included herein are made as of the date of this press release, and WebMediaBrands assumes no obligation to update the forward-looking statements after the date hereof, except as required by law.

All current WebMediaBrands press releases can be found online at www.webmediabrands.com/corporate/press.html

For information on WebMediaBrands contact:

Don O’Neill
Vice President and Chief Financial Officer
203-662-2980
press@webmediabrands.com